CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Annual Report" in the Statement of Additional Information, both included in Post-Effective Amendment Number 49 to the Registration Statement (Form N-1A, No. 2-80859) of Touchstone Strategic Trust and to the use of our report on Touchstone Strategic Trust dated May 19, 2003, incorporated by reference therein.




                            /s/ Ernst & Young LLP
                            ERNST & YOUNG LLP


Cincinnati, Ohio
July 28, 2003



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